CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 5 of our report dated January 10, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                                      /s/  Arthur Andersen LLP

                                                      ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
March 28, 1997